UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2022
NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2788 San Tomas Expressway, Santa Clara, CA 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

     Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Fiscal Year 2023 Variable Compensation Plan
On March 3, 2022, the Compensation Committee of the Board of Directors, or the Board, of NVIDIA Corporation, or the Company, adopted the Variable Compensation Plan for Fiscal Year 2023, or the 2023 Plan, which provides eligible executive officers the opportunity to earn a variable cash payment based on the level of achievement by the Company of certain corporate performance goals, or the Performance Goals, during fiscal year 2023. The Company operates on a fiscal year ending on the last Sunday in January and designates its fiscal year by the year in which that fiscal year ends. Fiscal year 2023 refers to the Company’s fiscal year ending January 29, 2023.
The Compensation Committee has set the Performance Goals for fiscal year 2023 based upon the achievement of specified fiscal year 2023 revenue and has established threshold, base operating plan, and stretch operating plan levels. An eligible participant’s variable cash compensation under the 2023 Plan will be based on the achievement by the Company of the Performance Goals in fiscal year 2023.

Unless otherwise determined by the Compensation Committee, a participant must remain an employee through the payment date under the 2023 Plan to be eligible to earn an award.

The following table sets forth the respective target award opportunities for base operating plan achievement for the Company’s named executive officers under the 2023 Plan:

Named Executive Officer	Target Award Opportunity for Base Operating Plan Achievement	Target Award Opportunity for Base Operating Plan Achievement as a % of Fiscal Year 2023 Base Salary
Jen-Hsun Huang President and Chief Executive Officer	$2,000,000	200%
Colette M. Kress Executive Vice President and Chief Financial Officer	$300,000	33%
Ajay K. Puri Executive Vice President, Worldwide Field Operations	$650,000	68%
Debora Shoquist Executive Vice President, Operations	$250,000	29%
Timothy S. Teter Executive Vice President, General Counsel and Secretary	$250,000	29%

The foregoing description is subject to, and qualified in its entirety by, the 2023 Plan, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws

On March 3, 2022, the Board amended and restated the Company’s Bylaws, or the Restated Bylaws, to implement a majority vote standard for the election of directors in uncontested director elections, with a plurality vote standard applying to contested director elections. Under the Restated Bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast as “against” that director. “Abstentions” and “broker non-votes” with respect to that director’s election will not be counted as votes cast. Prior to this amendment and restatement, the election of directors was subject to a plurality vote standard, provided that any director nominee who did not receive the necessary votes was required to submit his or her offer of resignation to the Board, which then determined whether to accept or reject such resignation based on all relevant facts and circumstances. These resignation provisions remain unchanged in the Restated Bylaws. The Restated Bylaws became effective immediately upon adoption by the Board.

The foregoing description is only a summary of the changes made to the Restated Bylaws and is subject to, and qualified in its entirety by, the Restated Bylaws, which are filed with this report as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.1	Bylaws of NVIDIA Corporation, Amended and Restated as of March 3, 2022
10.1	Variable Compensation Plan - Fiscal Year 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: March 9, 2022	By: /s/ Rebecca Peters
Rebecca Peters
Vice President, Deputy General Counsel and Assistant Secretary